UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2014

Uwharrie Capital Corp

(Exact name of registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street, Albemarle, NC		28001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 982-4415

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Uwharrie Capital Corp (the “Company”), originally filed with the Securities and Exchange Commission on May 19, 2014. The sole purpose of this amendment is to disclose the Company’s determination with respect to the frequency of future non-binding shareholder advisory votes on executive compensation, also known as “say-on-pay” votes. No other changes have been made to the initial Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was held on May 13, 2014. As previously disclosed, a majority of the votes cast were voted in favor of conducting say-on-pay votes once every three years. This result was consistent with the recommendation of the Company’s board of directors. In consideration of the shareholder vote, the board of directors has determined that the Company will hold a say-on-pay vote once every three years until the next vote on the frequency of say-on-pay votes is required (which will be no later than the 2020 annual meeting of shareholders) or until the board determines that a different frequency for say-on-pay votes is in the best interests of the Company and its shareholders. Accordingly, the Company plans to hold the next say-on-pay vote at the 2017 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick President and Chief Executive Officer

Dated: July 31, 2014

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